UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 29, 2022

2U, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE
(STATE OF INCORPORATION)

001-36376	26-2335939
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

7900 Harkins Road
Lanham, MD	20706
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(301) 892-4350

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TWOU	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition

On July 28, 2022, 2U, Inc. (the “Company”) issued a press release announcing its results for the quarter ended June 30, 2022. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated by reference herein.

The information in this Item 2.02, and Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 2.05	Costs Associated with Exit or Disposal Activities

On July 28, 2022, the Company announced a plan to accelerate its transition to a platform company (the “2022 Strategic Realignment Plan”). The plan is designed to reorient the Company around the edX platform, allowing the Company to pursue a portfolio-based marketing strategy that drives traffic to the edX marketplace. The plan is designed to achieve durable growth that increases profitability by simplifying the current executive structure to reduce silos, reducing employee headcount, optimizing marketing spend and rationalizing the company’s real estate footprint. The Company committed to the Strategic Realignment Plan on June 29, 2022.

The Company expects that implementation of the headcount reductions will be completed in the third quarter of 2022 while the remainder of the plan is expected to be completed by the end of 2022. The Company expects that it will generate approximately $70 million of annualized savings through headcount reduction and reduced real estate costs.

The Company estimates that it will incur aggregate restructuring costs associated with the 2022 Strategic Realignment Plan ranging from approximately $35 million to $40 million. The major components of the restructuring costs will include (i) severance and employee-related costs of approximately $16 million, (ii) real estate exist costs of ranging from approximately $17 million to $20 million, and (iii) fees for professional services of approximately $3 million. The Company recorded $15.8 million in restructuring charges related to the 2022 Strategic Realignment Plan during each of the three and six months ended June 30, 2022, primarily related to severance and employee-related costs and professional fees.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 27, 2022, Mark Chernis resigned from his position as Chief Operating Officer of the Company to pursue other professional opportunities. Mr. Chernis’ resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with his resignation, Mr. Chernis and the Company have entered into a Separation, Consulting and Release Agreement, effective as of July 27, 2022 (the “Consulting Agreement”), pursuant to which Mr. Chernis will remain an employee through October 3, 2022, and thereafter shall serve as a consultant providing advisory and transition services to the Company until January 1, 2024 (such 15-month period, the “Consulting Period”). Pursuant to the Consulting Agreement, as compensation for these consulting services, the Company has agreed to pay Mr. Chernis a consulting fee of $187,500, paid in equal monthly installments over the Consulting Period, and a one-time payment of $200,000 following the successful completion of the Consulting Period.

The description of the Consulting Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein to this Item 5.02.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Exhibit Description

10.1	Separation, Consulting and Release Agreement, dated as of July 27, 2022, by and between 2U, Inc. and Mark Chernis.

99.1	Press release, dated July 28, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the 2022 Strategic Realignment Plan, the Company’s expectations regarding the charges and costs associated with the 2022 Strategic Realignment Plan, the Company’s expectations regarding the period in which such charges and costs will be recorded and statements regarding Mr. Chernis’ resignation. Investors are cautioned that any such forward-looking statements speak only as of the date they are made, are not guarantees of future performance and involve risks, uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Important risk factors regarding the Company may be found under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ending December 31, 2021, and subsequent quarterly reports on Form 10-Q, and are incorporated herein by reference. Furthermore, the Company undertakes no obligation to update any written or oral forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein, to reflect any changes in its expectations with regard thereto or any changes in events, conditions, circumstances or assumptions underlying such statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

2U, INC.

By:	/s/ Paul S. Lalljie
Name:	Paul S. Lalljie
Title:	Chief Financial Officer

Date: July 28, 2022